UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with Bradley R. Mason

On October 23, 2009, Orthofix Inc. (“Orthofix”), a subsidiary of Orthofix International N.V. (the “Company”), entered into an Amended and Restated Employment Agreement with Bradley R. Mason, the Company’s Group President, North America, and President, Spinal Implants (the “Employment Agreement”).  The Employment Agreement has been approved by the Compensation Committee (the “Committee”) of the Board of Directors of the Company and is effective as of November 1, 2009.

The Employment Agreement provides that, effective as of November 1, 2009, Mr. Mason’s position with the Company will change to that of Strategic Advisor of Orthofix.  In such capacity, Mr. Mason’s duties will include providing strategic advice, market analysis, business development and employee mentoring.

The Employment Agreement has a term from November 1, 2009 through October 31, 2010.  During the term, Mr. Mason will receive an annual base salary of $294,000 and will be eligible to participate in the Orthofix Inc. 401(k) savings plan, and medical, dental, life insurance and disability plans.  With respect to fiscal year 2009, Mr. Mason will be eligible to receive a bonus in accordance with the terms and conditions previously established for him by the Committee for the fiscal year 2009.  With respect to the period commencing January 1, 2010 and ending on October 31, 2010, Mr. Mason will receive a bonus of $147,000, provided he has continuously served as an employee of Orthofix through October 31, 2010.  Mr. Mason will continue to vest in his outstanding stock option awards during the term.  In addition, provided his employment with Orthofix Inc. has not been terminated for cause prior to April 1, 2010 (using the “cause” definition and procedural requirements contained in Mr. Mason’s employment agreement as in effect prior to November 1, 2009) and Mr. Mason has not terminated his employment pursuant to a “voluntary termination” (which does not include a termination of Mr. Mason’s employment by reason of his death or a termination by Mr. Mason of his employment for “good reason,” as defined in the Employment Agreement), all stock options granted to Mr. Mason prior to 2009 will vest in full and be immediately exercisable on April 1, 2010 and will remain exercisable until the latest date that each such option would otherwise expire by its original terms.  The Employment Agreement contains non-competition and non-solicitation covenants effective until April 1, 2011.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the terms of the Employment Agreement.  The Company expects to file a copy of the Employment Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Robert S. Vaters
Robert S. Vaters Executive Vice President and Chief Financial Officer

Date: October 29, 2009